UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 18, 2016

USA Compression Partners, LP

(Exact Name of Registrant as Specified in Charter)

Delaware	1-35779	75-2771546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Congress Avenue Suite 450 Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 473-2662

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On March 18, 2016, USA Compression Partners, LP (the “Partnership”) entered into a Third Amendment (the “Third Amendment”) to its Fifth Amended and Restated Credit Agreement, dated as of December 13, 2013, by and among the Partnership, as guarantor, USA Compression Partners, LLC (“Operating Subsidiary”), USAC Leasing, LLC (“Leasing Subsidiary”), USAC OpCo 2, LLC (“OpCo 2”) and USAC Leasing 2, LLC (“Leasing 2” and, together with the Partnership, Operating Subsidiary, Leasing Subsidiary and OpCo 2, the “Loan Parties”), as borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as agent for the lenders and as LC Issuer (as defined therein) (as amended from time to time, the “Credit Agreement”).

The Third Amendment amended the Credit Agreement to, among other things, (i) modify the leverage ratio covenant to be (A) 5.95 to 1.0 as of the end of the respective fiscal quarters ending June 30, 2016 and September 30, 2016, (B) 5.75 to 1.0 as of the end of the fiscal quarter ending December 31, 2016, (C) 5.50 to 1.0 as of the end of the respective fiscal quarters ending March 31, 2017 and June 30, 2017, (D) 5.25 to 1.0 as of the end of the respective fiscal quarters ending September 30, 2017 and December 31, 2017 and (E) 5.00 to 1.0 thereafter, and (ii) amend certain other provisions of the Credit Agreement, all as more fully set forth in the Third Amendment.

As of the close of business on March 18, 2016, the Loan Parties had approximately $745.5 million of outstanding borrowings and no outstanding letters of credit under the Credit Agreement. The Credit Agreement will mature in January 2020.  Amounts borrowed and repaid under the Credit Agreement may be re-borrowed.

In connection with entering into the Third Amendment, the Partnership paid certain amendment fees to the lenders party thereto and paid a certain arrangement fee to the arranger of the Third Amendment.

The disclosure contained in this Item 1.01 does not purport to be a complete description of the Third Amendment and is qualified in its entirety by reference to the Third Amendment which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01                                           Regulation FD Disclosure.

On March 21, 2016, the Partnership announced that it had entered into the Third Amendment.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1

Third Amendment to the Fifth Amended and Restated Credit Agreement, dated as of March 18, 2016, by and among USA Compression Partners, LP, as guarantor, USA Compression Partners, LLC, USAC Leasing, LLC, USAC OpCo 2, LLC and USAC Leasing 2, LLC, as borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as agent and LC issuer

99.1	Press Release, dated March 21, 2016, “USA Compression Announces Credit Facility Amendment Providing Enhanced Financial and Operating Flexibility; Affirms 2016 Outlook”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

By:	USA Compression GP, LLC,
its General Partner

	By:	/S/ J. GREGORY HOLLOWAY
J. Gregory Holloway
Vice President, General Counsel and Secretary

Dated March 21, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1

Third Amendment to the Fifth Amended and Restated Credit Agreement, dated as of March 18, 2016, by and among USA Compression Partners, LP, as guarantor, USA Compression Partners, LLC, USAC Leasing, LLC, USAC OpCo 2, LLC and USAC Leasing 2, LLC, as borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as agent and LC issuer

99.1	Press Release, dated March 21, 2016, “USA Compression Announces Credit Facility Amendment Providing Enhanced Financial and Operating Flexibility; Affirms 2016 Outlook”